Exhibit 10.6

FOURTH AMENDMENT

OF

ENTEGRIS, INC.

401(k) SAVINGS AND PROFIT SHARING PLAN

(2005 Restatement)

WHEREAS, Entegris, Inc. (the “Principal Sponsor”) has heretofore established and maintains a 401(k) and profit sharing plan which was amended and restated in a document effective August 5, 2005, and entitled “ENTEGRIS, INC. 401(k) SAVINGS AND PROFIT SHARING PLAN (2005 Restatement),” as amended by three amendments (collectively, the “Plan Statement”); and

WHEREAS, The Principal Sponsor has reserved to itself the power to make further amendments of the Plan Statement.

NOW, THEREFORE, The Plan Statement is hereby amended as follows:

ADDITION OF ROTH CONTRIBUTIONS. Effective so that Participants may make Roth contributions from pay received on or after January 1, 2008, Section 1.1.1 shall be amended to read in full as follows:

1.1.1. Accounts — the following Accounts will be maintained under the Plan for Participants:

(a)	Total Account — for convenience of reference, a Participant’s entire interest in the Fund, including the Participant’s Retirement Savings Account, Roth Account, Employer Matching Account, Employer Profit Sharing Account, Pension Account, ESOP Account, Rollover Account, and Transfer Account.

(b)	Retirement Savings Account — the Account maintained for each Participant to which are credited the Employer contributions made in consideration of such Participant’s elective contributions pursuant to Section 3.2, together with any increase or decrease thereon.

(c)	Roth Account — the Account maintained for each Participant to which are credited the Participant’s after-tax Roth elective contributions made pursuant to Section 2.4, together with any increase or decrease thereon. Distribution of a Participant’s Roth Account shall be made in accordance with section 402A of the Code and the regulations issued thereunder.

(d)	Employer Matching Account — the Account maintained for each Participant to which is credited the Participant’s allocable share of the Employer contributions made pursuant to Section 3.3, together with any increase or decrease thereon.

(e)	Employer Profit Sharing Account — the Account maintained for each Participant to which is credited the Participant’s allocable share of the Employer contributions made pursuant to Section 3.4, together with any increase or decrease thereon.

(f)	Pension Account — the Account maintained for each Participant to which is credited the Participant’s interest, if any, transferred from the Entegris, Inc. Pension Plan, together with any increase or decrease thereon. A Participant’s Pension Account will be distributed in accordance with Appendix E to the Plan Statement.

(g)	ESOP Account — the Account maintained for each Participant to which is credited the Participant’s interest, if any, transferred from the Entegris, Inc. Employee Stock Ownership Plan, together with any increase or decrease thereon. Distributions from a Participant’s ESOP Account shall be made in accordance with Section 7 and Appendix F to the Plan Statement.

(h)	Rollover Account — the Account maintained for each Participant to which are credited the Participant’s rollover contributions made pursuant to Section 3.7, together with any increase or decrease thereon.

(i)	Transfer Account — the Account maintained for each Participant to which is credited the Participant’s interest, if any, transferred from another qualified plan by the trustee of such other plan pursuant to an agreement made under Section 9.3 and not credited to any other Account pursuant to such agreement (or another provision of this Plan Statement), together with any increase or decrease thereon.

RECOGNITION OF SURMET SERVICE. Effective for calculating Hours of Service on or after August 16, 2007, Section 1.1.18 of the Plan Statement shall be amended to read in full as follows:

1.1.18. Hour of Service (for Vesting Service) — each hour for which the employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate and each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or an Affiliate. These hours shall be credited to the employee for the period or periods in which the duties are performed. In addition, all hours of service with Surmet Corporation (and its predecessors) shall be credited for purposes of determining Hours of Service (for Vesting Service) under this Plan as if such Hours of Service had been with Entegris, Inc.

RECOGNITION OF SURMET SERVICE. Effective for calculating Hours of Service on or after August 16, 2007, Section 1.1.19 of the Plan Statement shall be amended by adding the following new subsection (g) thereto.

(g)	Service with Surmet Corporation. All Hours of Service with Surmet Corporation (and its predecessors) shall be credited for purposes of determining hours of service (for Eligibility) under this Plan as if such Hours of Service had been with Entegris, Inc.

ADDITION OF ROTH CONTRIBUTIONS. Effective so that Participants may make Roth contributions from pay received on or after January 1, 2008, Section 2.4 shall be amended to read in full as follows:

2.4. Retirement Savings Election.

2.4.1. Amount. Subject to the following rules, the Retirement Savings Election of each Participant shall provide for elective contributions through a reduction equal to not less than one percent (1%) nor more than thirty-five percent (35%) of the amount of Recognized Compensation which otherwise would be paid to the Participant by the Employer each payday. Such elective contributions, under the Plan and any other plan of the Employer and Affiliates for that Participant’s taxable year shall not exceed the dollar limit in effect for that taxable year under section 402(g) of the Code (as adjusted under the Code and by the Secretary of the Treasury for cost-of-living increases). The Committee may, from time to time under rules, change the minimum and maximum allowable elective contributions. The reductions in earnings for elective contributions elected by the Participant shall be made by the Employer from the Participant’s remuneration each payday on and after the Enrollment Date for so long as the Retirement Savings Election remains in effect. The Committee shall specify the method (including telephonic, electronic or similar methods) of providing or modifying a Retirement Savings Election and all procedures for providing and accepting Retirement Savings Elections and notices, including requirements for advance notice.

2.4.2. Pre-Tax and After-Tax Roth Election. For taxable years beginning on or after January 1, 2008, each Participant may elect to designate all or a portion of the Participant’s elective contributions for the Participant’s taxable year as after-tax Roth contributions. Any elective contributions that are not designated as Roth contributions shall be deemed to be pre-tax elective contributions. Any elective contributions designated as Roth contributions shall be includible in the Participant’s gross income at the time deferred and shall be allocated to the Participant’s Roth Account. Any elective contributions designated as pre-tax elective contributions shall not be includible in the Participant’s gross income at the time deferred and shall be allocated to the Participant’s Retirement Savings Account. Elective contributions contributed to the Plan as one type, either Roth contributions or pre-tax elective contributions, may not later be reclassified as the other type.

ADDITION OF ROTH CONTRIBUTIONS. Effective so that Participants may make Roth contributions from pay received on or after January 1, 2008, Section 2.6.2(a) and (b) shall be amended to read in full as follows:

(a)	Each Participant may elect to designate all or a portion of the Participant’s catch-up elective contributions for the Participant’s taxable year as after-tax Roth contributions. Any catch-up elective contributions that are not designated as Roth contributions shall be deemed to be pre-tax elective contributions. Any catch-up elective contributions designated as Roth contributions shall be includible in the Participant’s gross income at the time deferred and shall be allocated to the Participant’s Roth Account. Any catch-up elective contributions designated as pre-tax elective contributions shall not be includible in the Participant’s gross income at the time deferred and shall be allocated to the Participant’s Retirement Savings Account.

(b)	Catch up elective contributions shall be deducted and accounted for separately from other elective contributions.

ADDITION OF NON-SPOUSE BENEFICIARY ROLLOVERS. Effective for distributions made on or after January 1, 2008, the first paragraph of Section 7.5.2 of the Plan Statement shall be amended to read in full as follows:

7.5.2. Direct Rollover. A distributee who is eligible to elect a direct rollover may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. A distributee who is eligible to elect a direct rollover includes a Participant, a Beneficiary, and a Participant’s spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Appendix C.

ADDITION OF NON-SPOUSE BENEFICIARY ROLLOVERS. Effective for distributions made on or after January 1, 2008, Section 7.5.2(b) of the Plan Statement shall be amended to read in full as follows:

(b)

Eligible retirement plan means (i) an individual retirement account described in section 408(a) of the Code, or (ii) an individual retirement annuity described in section 408(b) of the Code, or (iii) a plan described in section 403(a) or section 403(b) of the Code, or (iv) a qualified trust described in section 401(a) of the Code that accepts the eligible rollover distribution, or (v) eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a Beneficiary who is the surviving spouse of a

Participant or to a spouse or former spouse who is an Alternate Payee. In the case of a Beneficiary who is not the surviving spouse of a Participant or an Alternate Payee, the definition of eligible retirement plan shall include only an individual retirement account or annuity described in sections 408(a) or (b) of the Code, which is treated as an inherited individual retirement account or annuity within the meaning of Code section 408(d)(3)(C).

SAVINGS CLAUSE. Save and except as herein expressly amended, the Plan Statement shall continue in full force and effect.